Exhibit 4.15

Pursuant to Instruction 4(a) as to Exhibits of Form 20-F, certain identified information (marked by [*]) has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential.

AMENDMENT NO. 3 TO THE LICENSE AGREEMENT

THIS AMENDMENT NO. 3 TO THE LICENSE AGREEMENT (this “Amendment”) is made and entered into as of August 4th, 2021 (the “Amendment Effective Date”), by and between MedImmune Limited, a company incorporated in England and a member of the AstraZeneca Group having an address of Milstein Building, Granta Park, Abington, Cambridge, CB21 6GH (“MedImmune”) and Compugen Ltd., a an Israeli company, having an address of Azrieli Center, 26 Harokmim Street, Building D, Holon 5885849, Israel (“Compugen”). MedImmune and Compugen are each referred to in this Amendment as a “Party” and collectively, as the “Parties”.

RECITALS

A.	WHEREAS, MedImmune and Compugen are parties to a License Agreement effective as of March 30, 2018, as amended on May 9, 2018, and on September 16, 2020 (collectively, the “Agreement”).

B.	WHEREAS, the Parties have agreed to clarify the scope of the Licensed Patents.

C.
WHEREAS, in accordance with Section 18.2 of the Agreement, the Parties hereto desire to amend and modify the Agreement in accordance with the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS, CONDITIONS AND AGREEMENTS HEREIN CONTAINED, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	A new Section 1.16A is hereby added to the Agreement, to read as follows:

1.16A          “Compugen Reserved Patents” means any Patents Controlled by Compugen as of the Effective Date or during the Term that do not Cover the development, manufacture, use, or commercialization of a [*]. Notwithstanding anything to the contrary herein, the Compugen Reserved Patents include any such Patents that Cover (a) any product that contains (i) the [*] plus (ii) another Antibody, compound, or molecule (including any fragments or peptides thereof) that binds either to PVRIG or to TIGIT (with respect to TIGIT, creating a bi-paratopic antibody); or (b) any product described in clause (a) that additionally contains [*].

2.	Section 1.42 of the Agreement is hereby amended and restated in its entirety to read as follows:

1.42              “Licensed Patents” means Patents Controlled by Compugen as of the Effective Date or during the Term that Cover the development, manufacture, use, or commercialization of the [*].

3.	A new Section 12.2(e) is hereby added to the Agreement, to read as follows:

12.2(e)         [*] of Patent Rights. In order to more efficiently enable the prosecution and maintenance of the Licensed Patents, and subject to the Parties rights pursuant to Sections 12.2(a) and 12.2(b) above, the Parties will use good faith efforts to [*] to the extent reasonably possible and without adversely impacting such prosecution and maintenance or the scope of the protected patentable subject matter.

4.
Except as expressly set forth herein, all of the terms and conditions of the Agreement remain unchanged and are in full force and effect. Capitalized terms not otherwise defined in this Amendment shall have the meanings respectively ascribed to them in the Agreement.

5.
This Amendment and the Agreement constitute the complete and final and exclusive understanding and agreement of the Parties with respect to the subject matter of the Agreement, and supersede any and all prior or contemporaneous negotiations, correspondence, understanding and agreements, whether oral or written, between the Parties respecting the subject matter of the Agreement.

6.
This Amendment may be executed in counterparts, each of which will be deemed an original and both of which will together be deemed to constitute one agreement.  The Parties agree that the execution of this Amendment by industry standard electronic signature software and/or by exchanging PDF signatures shall have the same legal force and effect as the exchange of original signatures.

[Signature page to follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed by their respective authorized representatives as of the Amendment Effective Date set forth above.

MEDIMMUNE LIMITED By: /s/ Adam McArthur Name: Adam McArthur Title: Assistant General Counsel, Corporate UK
COMPUGEN LTD. By: /s/ Anat Cohen-Dayag Name: Dr. Anat Cohen-Dayag Title: President & CEO